Exhibit 10.3
EXECUTION VERSION
FIRST AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT
     This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 12th day of June, 2009 (the “Amendment Date”), by and between Cornerstone BioPharma, Inc., a Delaware corporation (the “Company”), and Brian Dickson, M.D. (the “Executive”). The Company and the Executive may be referred to herein as the “parties.”
W I T N E S S E T H :
     WHEREAS, the Company and the Executive entered into an Executive Employment Agreement effective as of March 1, 2006 (the “Executive Employment Agreement”) and a Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement effective as of the same date (the “Proprietary Information Agreement”), the terms of which were expressly made a part of the Executive Employment Agreement;
     WHEREAS, the Company and the Executive had previously entered into an Agreement Regarding Employment, Employee Duties, Ownership of Employee Developments, and Confidentiality dated as of May 2005 (the “Duties Agreement”), which provided in Section 2.2 thereof for the accelerated vesting of all of the Executive’s then unvested stock, stock options, benefits and otherwise upon the occurrence of any change in control, defined therein as the transfer of greater than 50% of the common ownership of the group to an unrelated third party;
     WHEREAS, the Executive Employment Agreement and the Proprietary Information Agreement contained merger and integration clauses, which had the legal effect of superseding the Duties Agreement in its entirety, including Section 2.2 thereof;
     WHEREAS, the parties acknowledge and agree that, notwithstanding the merger and integration clauses contained in the Executive Employment Agreement and the Proprietary Information Agreement, it was the intention of the parties that Section 2.2 of the Duties Agreement would continue in full force and effect; that Section 2.2 would not be terminated by the Executive Employment Agreement or the Proprietary Information Agreement; and that the accelerated vesting provided by Section 2.2 would be in addition to, and not restrictive of, any accelerated vesting provided under any equity incentive plan in which the Executive participates or any equity award granted to the Executive thereunder;
     WHEREAS, effective October 31, 2008, Neptune Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Critical Therapeutics, Inc. (“Transitory Subsidiary”), merged with and into Cornerstone BioPharma Holdings, Inc., a Delaware corporation and the parent company of the Company (“CBHI”), as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 1, 2008, as amended, by and among Critical Therapeutics, Inc., Transitory Subsidiary and CBHI (the “Merger”);

     WHEREAS, by virtue of the Merger, the Company became an indirect wholly owned subsidiary of Critical Therapeutics, Inc., which subsequently changed its name to Cornerstone Therapeutics Inc. (“Cornerstone Therapeutics”), and, in accordance with the Merger Agreement, all stock options held by the Executive that were exercisable for CBHI common stock were assumed by Cornerstone Therapeutics and became options to acquire Cornerstone Therapeutics common stock;
     WHEREAS, following the Merger, the Company and the Executive desire to amend the Executive Employment Agreement to reflect the parties’ intentions regarding accelerated vesting of Cornerstone Therapeutics stock, stock options, benefits and otherwise held by or accruing to the Executive in the event of a change in control of Cornerstone Therapeutics; and
     WHEREAS, the Company has recently hired a Vice President, Scientific Affairs, reporting to the President/Chief Executive Officer, with responsibility for performing certain development, regulatory, quality, compliance and technical affairs duties as are customarily performed by individuals filling such positions within the pharmaceutical industry, and the Company and the Executive desire to clarify the Executive’s duties and responsibilities to ensure effective coordination between the Executive and the Vice President, Scientific Affairs, in areas of joint or overlapping responsibility.
     NOW, THEREFORE, in consideration of the premises set forth above and the mutual terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:
     1. Effective as of the Amendment Date, Section 2 of the Executive Employment Agreement shall be deleted and the following shall be inserted in lieu thereof:
          2. Duties.
          (a) The Executive shall faithfully perform all duties of the Company related to the position or positions held by the Executive, including but not limited to all duties set forth in this Agreement and/or in the Bylaws of the Company related to the position or positions held by the Executive and all additional duties that are prescribed from time to time by the Board of Directors of the Company (the “Board”) or other designated officers of the Company. Among other duties, the Executive shall be responsible for performing all development, regulatory, quality, compliance and technical affairs duties as are customarily performed by chief medical officers of companies within the pharmaceutical industry. In performing such development, regulatory, quality, compliance and technical affairs duties, the Executive shall cooperate with the Vice President, Scientific Affairs in areas of joint or overlapping responsibility. In the event that there is any question whether the Executive or the Vice President, Scientific Affairs should be responsible for particular duties, the Executive shall refer the matter to the President and Chief Executive Officer for decision.

          (b) The Executive shall devote the Executive’s full time and attention to the performance of the Executive’s duties and responsibilities on behalf of the Company and in furtherance of its best interests; provided, however, that the Executive, subject to the Executive’s obligations hereunder, shall also be permitted to make personal investments, perform reasonable volunteer services and, with the prior consent of the Company, serve on outside boards of directors for non-profit corporations. The Executive shall comply with all Company policies, standards, rules and regulations (the “Company Policies”) and all applicable government laws, rules and regulations that are now or hereafter in effect. The Executive acknowledges receipt of copies of all written Company Policies that are in effect as of the date of this Agreement.
     2. Effective as of the Amendment Date, the Executive Employment Agreement shall be amended to include a new Section 4.(h) as follows:
     “4.(h) Change in Control. Immediately prior to a Change in Control, any of the Executive’s unvested rights in Cornerstone Therapeutics Inc., a Delaware corporation and, effective October 31, 2008, the ultimate parent company of the Company (“Cornerstone Therapeutics”), stock, stock options, benefits or otherwise that are currently unvested and would have become vested through the passage of time shall immediately vest. For purposes of this agreement, a Change in Control is defined as the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) unrelated to Cornerstone Therapeutics or any of its subsidiaries (a “Third Party”) of beneficial ownership of any capital stock of Cornerstone Therapeutics if, as a result of such acquisition, such Third Party becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding securities of Cornerstone Therapeutics entitled to vote generally in the election of directors. The parties acknowledge and agree that the rights contained in this Section 4.(h) shall be in addition to, and not restrictive of, any accelerated vesting provided under any equity incentive plan in which the Executive participates or any equity award granted to the Executive thereunder. Notwithstanding the foregoing, this Section 4.(h) shall not apply to any grants of stock, stock options, benefits or otherwise made to the Executive on or after May 28, 2009.”
     3. Except as hereby amended, the terms and conditions of the Executive Employment Agreement as in effect immediately prior to this Amendment remain in full force and effect.
[signature page follows]

[Signature Page to First Amendment to Executive Employment Agreement]
     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first set forth above.

CORNERSTONE BIOPHARMA, INC.
By:	/s/ Craig A. Collard
	Name:	Craig A. Collard
	Title:	President and Chief Executive Officer

EXECUTIVE
/s/ Brian Dickson
	Name:	Brian Dickson, M.D.

ACKNOWLEDGED AND AGREED:
CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard

	Name:	Craig A. Collard
	Title:	President and Chief Executive Officer